Incorporated under the laws of the State of New Jersey

Number                                             Shares

            CREATIVE BEAUTY SUPPLY OF NEW JERSEY CORPORATION

This certifies that       is the registered holder of       shares of

            CREATIVE BEAUTY SUPPLY OF NEW JERSEY CORPORATION
               FULLY PAID AND NON-ASSESSABLE COMMON STOCK

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be
hereunto affixed this      day of          A.D.

SECRETARY                                  PRESIDENT